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                                                                   EXHIBIT 23(c)

                       CONSENT OF GERALD NILSSON-WEISKOTT

     In reference to the Registration Statement on Form S-1 and the related
Prospectus of MPW Industrial Services Group, Inc. (File No. 333-     ), I hereby
consent to the reference to me under the caption "MANAGEMENT -- Directors and Executive Officers" of such Registration Statement and confirm that I have agreed to join the Board of Directors of MPW Industrial Services Group, Inc. upon the consummation of the offering contemplated by such Registration Statement.

                                               /s/ GERALD NILSSON-WEISKOTT
                                          --------------------------------------
                                                 Gerald Nilsson-Weiskott

Columbus, Ohio
September 26, 1997